UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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MASIMO CORPORATION

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On May 17, 2024, Joe Kiani, Chief Executive Officer of Masimo Corporation, participated in a conversation with Jon Fortt on “Closing Bell: Overtime.” The following is a transcript of the conversation:

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Jon Fortt: Welcome back to Overtime. Well, the battle for control of Masimo’s board is heating up. Last week, the company offered the single vacant board seat to one of activist investor Politan Capital’s two nominees in an attempt to end the second proxy fight. Politan responding in a letter to the Board, writing in part, “We think it falls well short of resolving the fundamental governance problems at Masimo while simultaneously introducing others.” Later they say, “Your proposal of seating one Politan nominee will simply deadlock the Board—something broadly criticized by governance experts, which would merely continue the status quo...” Well, joining us now for his first comments, some of them since this round of proxy fighting began, is Masimo founder, chairman and CEO, Joe Kiani. Joe, welcome. So this is going to a vote, you think?

Joe Kiani: I think so. Nice to see you, Jon. But unfortunately, yeah, I think it is going to go to a vote. It’s a shame because we’re going to spend a lot of energy, a lot of money fighting this thing. But the shareholders will have to decide what they want for the future.

Jon Fortt: How much does this spinoff and the timing of it, do you think matter to your argument to essentially keep control of your company?

Joe Kiani: Well, we began talking about doing a spin off after my CFO and I went on a listening tour meeting our major shareholders. And what we realized short term, they were going to be right. Long term, I was going to be right that the best thing for Masimo was to keep it all together. But short term, we’re a healthcare company, and our healthcare investors don’t know how to deal with the consumer side of our business. So at the time, we decided there might be a way to separate the consumer health without giving up the dream for what we’re hoping to accomplish for patients, people, and our shareholders effectively.

Jon Fortt: So you’re going to separate, at least you’re moving in that direction. You’re willing to do it, but you don’t think that total separation is necessarily the right thing long term. And it seems to me like the Stork baby monitor is maybe an example of why you think that. Now, I haven’t actually seen it, but it sounds like it’s this silicon boot that you can put on the baby’s foot, and pulse oximetry is involved, and it essentially not going to just tell you when the baby cries, but if there’s a problem health wise with the baby that can be picked up by that kind of equipment, that you have the IP for. Am I understanding that correctly?

Joe Kiani: You are right. This is actually the boot. It wraps around the baby’s foot. And if the baby during the night has a drop in their saturation, which happens a lot unfortunately with patients, with babies that have sudden infant death syndrome, it will send an alert to the family, their parents, about the drop in SpO2. And hopefully we can avoid these types of problems. So yeah, we’re very excited about it. This is something I had envisioned, I’m not exaggerating, 35 years ago. May is the 35th anniversary of Masimo and I’m so happy we’re finally getting it out. But it’s this product and other products like these wearables that let me know that we’re on the cusp of doing some incredible things for the future. But also things we’re doing in the healthcare system, like the new generation Root that we’re going to be creating that will hopefully launching this year as our anniversary present to our customers and stockholders.

Jon Fortt: Well, I want to go back to this Stork boot, though, because I mean watches, there’s already Apple Watch out there. I know how you feel about Apple and the watches, but this new parent stuff. I mean, you know, 13, 15 years ago I was a new parent. I know what that can do in the market. What’s the expected price range for this sort of thing? And I can’t think of anything else in the market in this case. It’s like hospital equipment at home. I mean, it seems to me like it could be pretty expensive.

Joe Kiani: Well, that’s the thing. We worked for many years to make it smaller, make it lower cost. We’re offering the boot monitor without the camera. And this is the camera that has its own cool edge AI built into it to tell you if the baby’s rolled down face down, or other issues in the future. But the monitor itself for pulse oximetry drop is going to be about $200, with the camera, you’re talking about $300. It should change everything. There has never been a hospital grade, let alone Masimo, which we are the most reliable pulse oximeter on the planet, been available for parents at home. So yeah, it should be big, it should change things, and it should be great for Masimo stockholders.

Jon Fortt: So if I’m a stockholder, I might ask you why not just license that out and be in every high end baby monitor practically in the developed world? Why do it yourself?

Joe Kiani: Well, number one, I started Masimo to be an OEM company, meaning I didn’t want to make our own end user product. I wanted to be integrated in other people’s products. I used to call it Dolby. I know Intel Inside is more modern and what I learned if you try to OEM, it’s like taking a shower with your raincoat on. You get in there, you turn on the shower, you don’t get very wet. You have to be in there with your own direct products and work with OEMs. You got to do both. It’s a push pull strategy. It’s worked for us in the health care. We’re now the leading pulse oximeter company in hospitals because of our own direct products and the OEM strategy, and we’re trying to replicate that with the consumer world.

Jon Fortt: Alright. You got a fight on your hands and we’re following it. Joe Kiani from Masimo. Thanks for joining me.

Joe Kiani: Thank you.

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Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo Corporation (“Masimo” or the “Company”), a potential spin-off involving Masimo, the evaluation of a potential separation of Masimo’s Consumer Business, the potential advantages and disadvantages of any such separation, the launch of a new generation Root product and the expected timing of such launch and product development and manufacturing strategies with respect to Masimo’s Consumer Business. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding a potential separation of Masimo’s Consumer Business, (ii) uncertainties regarding future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (iii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting and (iv) factors discussed in the “Risk Factors” section of Masimo’s most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

The Company intends to file a proxy statement and GOLD proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING GOLD PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in Amendment No. 1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023 under the heading “Security Ownership of Certain Beneficial Owners and Management”, filed with the SEC on April 29, 2024, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000093755624000027/masi-20231230.htm. Changes to the direct or indirect interests of Masimo’s securities by directors and executive officers are set forth in SEC filings on Statements of Change in Ownership on Form 4 filed with the SEC on April 30, 2024 and May 3, 2024, which can be found through the SEC’s website at https://www.sec.gov/Archives/edgar/data/937556/000093755624000030/xslF345X05/wk-form4_1714522261.xml and https://www.sec.gov/Archives/edgar/data/937556/000093755624000032/xslF345X05/wk-form4_1714772837.xml, respectively. More detailed and updated information regarding the identity of these potential participants, and their direct or indirect interests of the Company, by security holdings or otherwise, will be set forth in the proxy statement for the 2024 Annual Meeting and other materials to be filed with the SEC. These documents, when filed, can be obtained free of charge from the sources indicated above.

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